UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RLUE 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Commission File No. 0-29643

GRANITE CITY FOOD & BREWERY LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

GRANITE CITY FOOD & BREWERY LTD.

5402 Parkdale Drive, Suite 101
Minneapolis, Minnesota 55416

September 27, 2006

Dear Shareholder:

I am pleased to invite you to attend the annual meeting of shareholders of Granite City Food & Brewery Ltd., to be held at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota 55403, on October 25, 2006, at 3:00 p.m. central time. Details regarding the business to be conducted are more fully described in the accompanying notice of annual meeting and proxy statement. Also enclosed in this package is a proxy card for you to record your vote and a return envelope for your proxy card.

Your vote is important. Whether or not you plan to attend the meeting, I hope that you will vote as soon as possible. Voting will ensure your representation at the meeting, if you do not attend in person. If you do attend in person, you may withdraw your proxy and vote personally on any matters brought properly before the meeting.

Sincerely,
GRANITE CITY FOOD & BREWERY LTD.

Steven J. Wagenheim
President and Chief Executive Officer

GRANITE CITY FOOD & BREWERY LTD.
5402 Parkdale Drive, Suite 101
Minneapolis, Minnesota 55416

NOTICE
OF
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD OCTOBER 25, 2006

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Granite City Food & Brewery Ltd., a Minnesota corporation, will be held at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota 55403, on October 25, 2006, at 3:00 p.m. central time, for the following purposes, as more fully described in the accompanying proxy statement:

1.                To elect six directors for the ensuing year and until their successors shall be elected and duly qualified;

2.                To ratify the appointment of Schechter, Dokken, Kanter, Andrews & Selcer Ltd. as our independent registered public accounting firm for the fiscal year ending December 26, 2006; and

3.                To consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on September 18, 2006, are entitled to notice of, and to vote at, the meeting. Whether or not you expect to attend the meeting in person, please mark, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time before they are exercised and, if you attend the meeting in person, you may withdraw your proxy and vote personally on any matter brought properly before the meeting.

Sincerely,
GRANITE CITY FOOD & BREWERY LTD.

Steven J. Wagenheim
President and Chief Executive Officer
Minneapolis, Minnesota
September 27, 2006

GRANITE CITY FOOD & BREWERY LTD.
5402 Parkdale Drive, Suite 101
Minneapolis, Minnesota 55416

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD OCTOBER 25, 2006

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement is furnished by the board of directors of Granite City Food & Brewery Ltd. and contains information relating to the annual meeting of our shareholders to be held on October 25, 2006, beginning at 3:00 p.m. central time, at the Minneapolis Hilton and Towers, located at 1001 Marquette Avenue, Minneapolis, Minnesota 55403. This proxy statement and accompanying proxy card are being distributed on or about September 27, 2006.

What is the purpose of the annual meeting?

At our annual meeting, shareholders will vote on the following two items of business:

1.                The election of six directors for the ensuing year and until their successors shall be elected and duly qualified; and

2.                Ratification of the appointment of Schechter, Dokken, Kanter, Andrews & Selcer Ltd. as our independent registered public accounting firm (“independent auditors”) for the fiscal year ending December 26, 2006.

You will also vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

What are the board’s recommendations?

Our board of directors recommends that you vote:

•       FOR election of each of the six nominees for director (see Proposal 1);

•       FOR ratification of the appointment of Schechter, Dokken, Kanter, Andrews & Selcer Ltd. as our independent auditors for the fiscal year ending December 26, 2006 (see Proposal 2).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

What shares are entitled to vote?

As of September 18, 2006, the record date for the meeting, we had 13,253,642 shares of common stock outstanding. Each share of our common stock outstanding on the record date is entitled to one vote on all items being voted on at the meeting. You can vote all the shares that you owned on the record date. These shares include (1) shares held directly in your name as the shareholder of record, and (2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee. Shareholders do not have the right to cumulate votes in the election of directors.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most shareholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record.   If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, the shareholder of record, and we are sending these proxy materials directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to the named proxy holder or to vote in person at the meeting. We have enclosed a proxy card for you to use.

Beneficial Owner.   If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the annual meeting.

Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Who can attend the meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. If you are not a shareholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to September 18, 2006, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. Registration and seating will begin at 2:45 p.m. Cameras, recording devices and other similar electronic devices will not be permitted at the meeting.

How can I vote my shares in person at the annual meeting?

Shares held in your name as the shareholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

How can I vote my shares without attending the annual meeting?

Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a shareholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

Can I change my vote or revoke my proxy after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote or revoke your proxy at any time before the votes are cast at the meeting by (1) delivering a written notice of your revocation to our corporate secretary at our principal executive office, (2) executing and delivering a later dated proxy, or (3) appearing in person at the meeting, filing a written notice of revocation with our corporate secretary and voting in person the shares to which the proxy relates. Any written notice or later dated proxy should be delivered to Granite City Food & Brewery Ltd., 5402 Parkdale Drive, Suite 101, Minneapolis, Minnesota 55416, Attention: Monica A. Underwood, or hand-delivered to Ms. Underwood before the vote at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of at least a majority of the shares of our common stock outstanding as of the record date will constitute a quorum. There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the meeting.

What vote is required to approve each item?

Election of Directors.   Assuming the presence of a quorum, the six persons receiving the highest number of “FOR” votes will be elected as directors.

Other Items.   For each other item to be considered at the annual meeting, assuming the presence of a quorum, the affirmative vote of the majority of votes cast in person or by proxy on the matter (excluding broker non-votes) will be required for approval. Abstentions will be considered for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

If you hold your shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owners and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes will not have any effect on the outcome of the vote.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one name or brokerage account. You should sign and return each proxy card that you receive in order to ensure that all of your shares are voted.

How can I vote on each of the proposals?

In the election of directors, you may vote FOR each of the six nominees, or your vote may be WITHHELD with respect to any or all of the nominees. For each other matter, you may vote FOR or AGAINST the proposal, or you may indicate that you wish to ABSTAIN from voting on the proposal.

Each of your shares will be voted according to your directions on the proxy card. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of our board of directors (FOR each of the six nominees for director named in the proxy statement and FOR each other proposal).

Who will count the proxy votes?

Votes will be counted by our transfer agent, Wells Fargo Shareowner Services, which has been appointed to act as the inspector of election for the annual meeting.

How will voting on any other business be conducted?

We do not expect any matters to be presented for a vote at the meeting other than the matters described in this proxy statement. If you grant a proxy, either of the officers named as proxy holder, Steve J. Wagenheim or Peter P. Hausback, or their nominee(s) or substitute(s), will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting. If a nominee is not available as a candidate for director, the persons named as proxy holders will vote your proxy for another candidate nominated by our board of directors.

Who is paying for this proxy solicitation?

We will pay the expenses incurred in connection with the solicitation of proxies. We are soliciting proxies principally by mail. In addition, our directors, officers and regular employees may solicit proxies personally, by telephone, by facsimile or by e-mail, for which they will receive no consideration other than their regular compensation. We will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares held as of the record date and will reimburse such persons for their reasonable expenses so incurred.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of September 18, 2006, by (a) each person who is known to us to own beneficially more than five percent of our common stock, (b) each director, (c) each executive officer (including each executive officer named in the summary compensation table below), and (d) all current executive officers and directors as a group. The percentage of beneficial ownership is based on 13,253,642 shares outstanding as of September 18, 2006. As indicated in the footnotes, shares issuable pursuant to warrants and options are deemed outstanding for computing the percentage of the person holding such warrants or options but are not deemed outstanding for computing the percentage of any other person. Unless otherwise noted, each person identified below has sole voting and investment power with respect to such shares. Except as otherwise noted below, we know of no agreements among our shareholders which relate to voting or investment power with respect to our common stock. Unless otherwise indicated, the address for each listed shareholder is c/o Granite City Food & Brewery Ltd., 5402 Parkdale Drive, Suite 101, Minneapolis, Minnesota 55416.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(1)		Percentage of Common Stock(1)
Steven J. Wagenheim(2)(3)	1,557,585	(4)	11.6%
Arthur E. Pew III(2)	1,442,687	(5)	10.8%
Brewing Ventures LLC	1,246,875		9.4%
Solstice Capital Management, LLC(6)	961,617	(7)	7.2%
Gary M. Winston(6)(8)	961,617	(7)	7.2%
Andrew J. Redleaf(9)(10)	949,812	(11)	7.1%
Perkins Capital Management, Inc.(12)	884,431	(13)	6.6%
Gary S. Kohler(9)(10)	843,062	(14)	6.1%
Whitebox Intermarket Partners, L.P.(10)	726,009	(11)	5.4%
Eugene E. McGowan(15)	400,597	(16)	3.0%
Timothy R. Cary	267,166	(17)	2.0%
Dermot F. Rowland	128,381	(18)	1.0%
Bruce H. Senske	96,327	(19)	*
James G. Gilbertson	75,000	(20)	*
Peter P. Hausback	75,000	(17)	*
Monica A. Underwood	55,000	(17)	*
James J. Hughes	5,449	(21)	*
All current directors and executive officers as a group (9 persons)(22)	2,850,868	(23)	20.0%

                 * Represents less than one percent.

       (1) Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities. Securities “beneficially owned” by a person may include securities owned by or for, among others, the spouse, children, or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days of September 18, 2006.

       (2) Messrs. Wagenheim and Pew, two members of our board of directors, are members of Brewing Ventures LLC who collectively own two-thirds of its membership interests. As a result, they may be deemed to be the indirect beneficial owners of the securities it holds. The number of shares reported herein as beneficially owned by such individuals includes the securities held by Brewing Ventures.

       (3) Mr. Wagenheim owns 70% of New Brighton Ventures, Inc. As a result, he may be deemed to be the indirect beneficial owner of the securities it holds. The number of shares reported herein as beneficially owned by Mr. Wagenheim includes the securities held by New Brighton Ventures.

       (4) Includes 187,500 shares purchasable by Mr. Wagenheim upon the exercise of options.

       (5) Includes 207 shares owned by Mr. Pew’s spouse, 414 shares owned by trusts for the benefit of Mr. Pew’s grandchildren, over which Mr. Pew is sole trustee, and 60,000 shares purchasable by Mr. Pew upon the exercise of options.

       (6) The address of this shareholder is 975 South Eliseo Drive, Greenbrae, CA 94904.

       (7) Includes 69,550 shares purchasable upon the exercise of warrants.

       (8) As set forth in Schedule 13G filed with the SEC by Solstice Capital Management, LLC and Gary M. Winston on November 10, 2005. The Schedule 13G reports that Mr. Winston is the controlling owner and manager of Solstice. The number of shares reported herein as beneficially owned by Mr. Winston includes the securities held by Solstice.

       (9) The following relationships are set forth in the Schedule 13G/A filed with the SEC by Whitebox Advisors, LLC (“WA”), Whitebox Intermarket Advisors, LLC (“WIA”), Whitebox Intermarket Partners, L.P. (“WIPLP”), Whitebox Intermarket Fund, L.P. (“WIFLP”), Whitebox Intermarket Fund, Ltd. (“WIFLTD”), Andrew J. Redleaf and Gary S. Kohler on December 9, 2004. The general partner of WIPLP is WIA, which manages accounts for the benefit of its clients WIPLP, WIFLP and WIFLTD. The managing member and controlling owner of WIA is WA. The sole managing member of WA is Mr. Redleaf. Mr. Kohler is a portfolio manager of WIPLP. Based on these relationships, these entities and individuals may be deemed to constitute a “group” within the meaning of Rule 13d-5(b)(1) under the Exchange Act. The filing of the Schedule 13G/A is not an admission that WA, WIA, WIPLP, WIFLP, WIFLTD and Messrs. Redleaf and Kohler are a group, or have agreed to act as a group. Mr. Kohler and Mr. Redleaf, WA, WIA, WIPLP, WIFLP and WIFLTD each disclaim beneficial ownership of such shares of common stock except to the extent of their pecuniary interest in such shares. WIPLP directly owns 726,009 shares of common stock, which includes (i) 524,785 shares of common stock, and (ii) 201,224 shares of common stock issuable upon exercise of warrants. As a result of these relationships, each of WA, WIA, WIFLP, WIFLTD and Messrs. Redleaf and Kohler may be deemed to possess indirect beneficial ownership of the shares of common stock held by WIPLP. Mr. Kohler and Mr. Redleaf, WA, WIA, WIPLP, WIFLP and WIFLTD each disclaim indirect beneficial ownership of such shares of common stock except to the extent of their pecuniary interest in such shares. Mr. Redleaf directly owns 223,803 shares of common stock. Mr. Kohler directly owns 77,254 shares of common stock and 20,000 shares of common stock issuable upon exercise of warrants. Mr. Redleaf has sole power to vote 223,803 shares of our common stock directly owned by him. Mr. Kohler has sole power to vote 97,254 shares of our common stock directly owned by him. WA, WIA, WIPLP, WIFLP, WIFLTD and Messrs. Redleaf and Kohler have shared voting power with respect to 726,009 shares of our common stock. Mr. Redleaf has sole power to direct the disposition of 223,803 shares of our common stock directly owned by him. Mr. Kohler has sole power to direct the disposition of 97,254 shares of our common stock directly owned by him. WA, WIA,

WIPLP, WIFLP, WIFLTD and Messrs. Redleaf and Kohler have shared power to direct the disposition of 726,009 shares of our common stock. The number of shares reported herein as beneficially owned by Messrs. Redleaf and Kohler includes the securities held by WIPLP.

(10) The address of this shareholder is 3033 Excelsior Blvd., Suite 300, Minneapolis, MN 55416.

(11) Includes 201,224 shares purchasable by WIPLP upon the exercise of warrants.

(12) As set forth in Schedule 13G/A filed with the SEC by Perkins Capital Management, Inc. on January 27, 2006. The Schedule 13G reports that these shares are owned by investment advisory clients of Perkins Capital Management. The Schedule 13G reports that these shares represent 395,601 shares over which such entity has sole voting power and 884,431 shares over which such entity has sole dispositive power. The address of this shareholder is 730 East Lake Street, Wayzata, MN 55391.

(13) Includes 109,230 shares purchasable upon the exercise of warrants.

(14) Includes 201,224 shares purchasable by WIPLP and 20,000 shares purchasable by Mr. Kohler upon the exercise of warrants.

(15) Mr. McGowan, a member of our board of directors, has a business relationship with Granite Partners, L.L.C. such that he may be deemed to be the indirect beneficial owner of the securities held by such entity. The number of shares reported herein as beneficially owned by Mr. McGowan includes the securities held by Granite Partners. Mr. McGowan’s address is 308 E. Pennbrook Circle, Sioux Falls, SD 57108.

(16) Includes 15,128 shares owned by Granite Partners, 170,215 shares purchasable by Granite Partners upon the exercise of warrants and 45,000 shares purchasable by Mr. McGowan upon the exercise of options.

(17) Represents shares purchasable upon the exercise of options.

(18) Includes 6,400 shares purchasable by Mr. Rowland upon the exercise of warrants and 30,000 shares purchasable by Mr. Rowland upon the exercise of options.

(19) Includes 4,308 shares purchasable by Mr. Senske upon the exercise of warrants and 60,000 shares purchasable by Mr. Senske upon the exercise of options.

(20) Includes 30,000 shares purchasable by Mr. Gilbertson upon the exercise of options.

(21) Includes 3,333 shares purchasable by Mr. Hughes upon the exercise of options. Although Mr. Hughes is named in the summary compensation table below and therefore appears in this table, his employment with our company ceased on July 18, 2006.

(22) Includes securities held by Brewing Ventures, New Brighton Ventures, Mr. Pew’s spouse, trusts for the benefit of Mr. Pew’s grandchildren, and Granite Partners.

(23) Includes 180,923 shares purchasable upon the exercise of warrants and 809,666 shares purchasable upon the exercise of options.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees

Six persons have been nominated for election as directors at the annual meeting, all of whom currently serve as directors. Our directors are elected annually, by a plurality of the votes cast, to serve until the next annual meeting of shareholders and until their respective successors are elected and duly qualified. There are no familial relationships between any director or officer.

Required Vote

The six nominees receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting shall be elected to the board of directors. An abstention will have the same effect as a vote withheld for the election of directors and a broker non-vote will not be treated as voting in person or by proxy on the proposal. Set forth below is certain information concerning the nominees for the board of directors. The board of directors recommends that shareholders vote FOR the nominees listed below.

Name	Age	Principal Occupation	Position with Company	Director Since
Steven J. Wagenheim	52	President, Chief Executive Officer and Director of Granite City	President, Chief Executive Officer and Director	1997
James G. Gilbertson(1)	45	Vice President, Business Development and Cable Distribution of ValueVision Media, Inc.	Director	1999
Eugene E. McGowan(2)(3)	70	President and Chief Executive Officer of The McGowan Group	Director	2003
Arthur E. Pew III(2)(3)	73	Private Investor	Director	1997
Dermot F. Rowland(1)(3)	69	Private Investor	Director	2004
Bruce H. Senske(1)(2)	51	Managing Director and Co-Founder of Genoa Business Advisors LLC	Director	1999

       (1) Member of the audit committee.

       (2) Member of the compensation committee.

       (3) Member of the corporate governance and nominating committee.

Business Experience

Steven J. Wagenheim, President, Chief Executive Officer and director, is also one of our founders. Mr. Wagenheim has over 25 years of hospitality industry experience as corporate executive, owner/operator, manager and consultant for hotels, resorts, and individual and multi-unit restaurant operations. Mr. Wagenheim is the Chief Executive Officer and principal shareholder of New Brighton Ventures, Inc., an investment holding company that formerly operated a Champps Americana restaurant in New Brighton, Minnesota. Between 1989 and 1997, Mr. Wagenheim was involved in the expansion and operations of Champps restaurants, holding positions with Champps Entertainment, Inc., Champps Development Group, Inc. and Americana Dining Corporation.

James G. Gilbertson became one of our directors in November 1999. Mr. Gilbertson has served as Vice President, Business Development and Cable Distribution for ValueVision Media, Inc., an integrated direct marketing company that sells its products directly to consumers through television, the internet and direct mail, since December 2005. From January 2001 to July 2005, Mr. Gilbertson served as Chief Financial Officer of Navarre Corporation, a major distributor of music, software, video games, interactive CD-ROM products and DVD videos. From January 2003 to July 2005, Mr. Gilbertson also served on the board of directors of Navarre Corporation. Mr. Gilbertson held various positions at iNTELEFILM Corporation, an entity engaged in television commercial production, from July 1992 through January 2001, including serving as Co-President from August 2000 through January 2001, Chief Operating Officer from April 1996 through January 2001, and Chief Financial Officer from July 1992 through December 1999. Mr. Gilbertson served as a Chief Operating Officer of Harmony Holdings, Inc., a corporation involved in the production of television commercials, music videos and related media, from April 1998 through January 2001. He also served as Chief Executive Officer, President and a director of webADTV.com, Inc., a corporation involved in Internet enabling the advertising campaign process, from January 2000 through January 2001.

Eugene E. McGowan became one of our directors in January 2003. Since 2001, Mr. McGowan has been the President and Chief Executive Officer of The McGowan Group which provides consulting in the areas of strategic planning, business development, sales, training and marketing. In 1985, he joined Piper Jaffray, Inc. and in 1999 was promoted to Chief Operating Officer of Individual Investor Services with US Bancorp Piper Jaffray where he directed the day-to-day activities of over one hundred branch offices. Mr. McGowan has a business relationship with Granite Partners such that he may be deemed to be the indirect beneficial owner of the securities held by such entity. For more information regarding Mr. McGowan’s relationship with Granite Partners, please review “Security Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Transactions.”

Arthur E. Pew III became one of our directors in August 1997. Retired since 1990, Mr. Pew served as a director of the Pew Charitable Trusts and the Glenmede Trust Company, N.A., both in Philadelphia, Pennsylvania, from October 1996 to March 2005. Mr. Pew owned several Champps Americana restaurants from 1989 to 1996.

Dermot F. Rowland founded Timber Lodge Steakhouse, Inc. and served as its Chairman of the Board, Chief Executive Officer, Treasurer and Director from 1989 to 1998. Prior to forming Timber Lodge, Mr. Rowland was involved in the formation and management of Homestyle Buffets, Inc. He co-founded Homestyle in 1986 and served as its Chairman of the Board, President and Chief Executive Officer until 1991. From 1973 to 1986, Mr. Rowland served as President of Rowland Companies, Inc., and its subsidiary, Diversified Construction Company, a general contractor. In such capacity, he assisted in the site selection, architectural planning and design, and was responsible for the development of various building projects, including restaurants for chains such as Buffets, Inc., Godfather Pizza and Red Lobster.

Bruce H. Senske became one of our directors in November 1999. Over the last seven years, he has been part of the senior management teams of more than 15 businesses. Mr. Senske is the Managing Director and co-founder of Genoa Business Advisors LLC, a management advisory firm advising mid-market companies in the areas of operations, finance and organizational design and development. Between June 2001 and January 2003, Mr. Senske co-founded and was a managing director of Volition Advisory Group, LLC, a management advisory firm specializing in assisting companies in transition. From June 1998 until May 2001, Mr. Senske was a Managing Partner at Manchester Companies, a private investment and management-consulting firm formed in 1993. From September 1999 to September 2000, he served as Interim Chief Executive Officer of Telident, Inc., an entity that designed, manufactured and marketed proprietary hardware and software systems to provide the exact location of a 911 telephone call. Mr. Senske served as President, Chief Executive Officer, Chief Financial Officer and Treasurer of U-Ship, Inc., a NASDAQ company, from 1993 to 1998.

OUR BOARD OF DIRECTORS AND COMMITTEES

The board of directors held five meetings during our last fiscal year. Each of the incumbent directors attended, either in person or by telephonic conference, all of the meetings of the board and of those committees on which he served, except that Mr. Gilbertson was unable to attend one meeting of the board. The board of directors has also established audit, compensation, and corporate governance and nominating committees. Our audit committee, compensation committee and corporate governance and nominating committees are composed only of directors the board has determined to be independent. Current copies of the charters of the audit committee, the compensation committee and the corporate governance and nominating committee may be found on our website at www.gcfb.net and are available in print upon written request to Granite City Food & Brewery Ltd., 5402 Parkdale Drive, Suite 101, Minneapolis, Minnesota 55416, Attention: Monica A. Underwood, Corporate Controller and Secretary. Current copies of the charters of the audit committee and the corporate governance and nominating committee also appeared as appendices to the proxy statement for our 2004 annual meeting of shareholders.

Committees

The audit committee, which consists of Messrs. Gilbertson, Rowland and Senske, is responsible for (a) assisting the board in fulfilling its responsibility to oversee (1) the accounting and financial reporting processes of our company and the audits of our company’s financial statements, including the integrity of our company’s financial statements, (2) our company’s compliance with legal and regulatory requirements, (3) the independent registered public accounting firm’s qualifications and independence, and (4) the performance of our company’s independent registered public accounting firm, and (b) preparing the audit committee report that is required by the rules of the SEC to be included in our company’s annual proxy statement. The members of our audit committee are independent, as independence is defined by applicable NASD listing standards. In addition, each member of our audit committee is independent as defined in Exchange Act Rule 10A-3. The audit committee met four times during our last fiscal year.

The compensation committee, which consists of Messrs. McGowan, Pew and Senske, determines and establishes the salaries, bonuses and other compensation of our executive officers. The members of our compensation committee are independent, as independence is defined by applicable NASD listing standards. The compensation committee met three times during our last fiscal year.

The corporate governance and nominating committee, which consists of Messrs. McGowan, Pew and Rowland, monitors the implementation and operation of our corporate governance guidelines; reviews the adequacy of our corporate governance guidelines; identifies and reviews measures to strengthen the operation of our corporate governance guidelines; prepares and supervises the implementation of the board’s annual reviews of director independence and the board’s performance; oversees the board’s processes for evaluation of management; identifies, reviews and evaluates candidates for election as director who meet the standards set forth in our corporate governance guidelines; advises the board with respect to other matters relating to our governance; and carries out such other tasks as the board may from time to time delegate to the committee. The members of our corporate governance and nominating committee are independent, as independence is defined by applicable NASD listing standards. The corporate governance and nominating committee did not meet during our last fiscal year.

Audit Committee Matters

We have a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. James G. Gilbertson, Dermot F. Rowland and Bruce H. Senske are the members of our audit committee.

Under applicable Nasdaq Marketplace Rules, each member of our audit committee must (i) be independent as defined under Nasdaq Marketplace Rule 4200(a)(15); (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act; (iii) not have participated in the preparation of the financial statements of our company or any current subsidiary of our company at any time during the past three years; and (iv) be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. Our board of directors has determined that Messrs. Gilbertson, Rowland and Senske meet the applicable requirements. In addition, at least one member of our audit committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Our board of directors has determined that Messrs. Gilbertson, Rowland and Senske meet these requirements.

Audit Committee Financial Expert

Our board of directors has determined that James G. Gilbertson is an “audit committee financial expert” as defined in Item 401(e) of Regulation S-B.

Audit Committee Report

Our audit committee has:

•       reviewed and discussed with management the audited financial statements with respect to the fiscal year ended December 27, 2005;

•       discussed with Schechter, Dokken, Kanter, Andrews & Selcer Ltd. the matters required to be discussed by Statement on Auditing Standards No. 61;

•       discussed with Schechter, Dokken, Kanter, Andrews & Selcer Ltd. their independence; and

•       received the written disclosures and the letter from Schechter, Dokken, Kanter, Andrews & Selcer Ltd. required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees).

Based on the above-referenced review and discussions, our audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 27, 2005, for filing with the SEC.

/s/ JAMES G. GILBERTSON
/s/ DERMOT F. ROWLAND
/s/ BRUCE H. SENSKE
The Audit Committee

Corporate Governance and Nominating Committee Procedures

The corporate governance and nominating committee identifies, reviews and evaluates candidates for election as director who meet the standards set forth in our company’s corporate governance guidelines. The committee does not evaluate proposed nominees differently depending upon who has made the recommendation; however, the committee may consider, as one of the factors in its evaluation of shareholder recommended nominees, the size and duration of the interest of the recommending shareholder or shareholder group in the equity of our company. The committee has not to date paid any third party a fee to assist in the nomination process.

The committee may consider nominees suggested by directors, management and shareholders. It is the committee’s view that the continuing service of qualified incumbents promotes stability and continuity in the boardroom. However, prior to nominating an existing director for re-election to the board, the committee will consider and review an existing director’s qualifications and performance. Where there is no qualified and available incumbent, or where there is a vacancy or a desire to increase the size of the board, the committee will identify and evaluate new candidates. The committee will solicit recommendations for nominees from persons that it believes are likely to be familiar with qualified candidates. These persons may include members of the board and management. The committee may also determine to engage a professional search firm. Based upon all available information, the committee recommends to the board candidates who, in the view of the committee, are most suited for board membership.

In making its selections, the committee will also evaluate candidates proposed by shareholders. The committee may choose not to consider an unsolicited recommendation if no vacancy exists on the board and the committee does not perceive a need to increase the size of the board. The committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Nomination Procedures

To submit a recommendation of a director candidate to the corporate governance and nominating committee, a shareholder must submit the following information in writing, addressed to the Chairman of the Committee, care of the Corporate Secretary, at the main office of Granite City Food & Brewery Ltd.:

(1)         The name of the person recommended as a director candidate;

(2)         All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Exchange Act Regulation 14A;

(3)         The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

(4)         As to the shareholder making the recommendation, the name and address, as they appear on the books of Granite City Food & Brewery Ltd., of such shareholder; provided, however, that if the shareholder is not a registered holder of common stock, the shareholder must submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the common stock; and

(5)         A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the annual meeting of shareholders, the recommendation must be received by the committee as provided under “Shareholder Proposals for 2007 Annual Meeting.”

Minimum Qualifications

The committee believes that members of the board must possess certain basic personal and professional qualities in order to properly discharge their fiduciary duties to shareholders, provide effective oversight of management, and monitor adherence to principles of sound corporate governance. It is therefore the policy of the committee that all persons nominated to serve as a director of our company should possess the following minimum qualifications: personal integrity and ethical character; absence of conflicts of interest; fair and equal representation of our company’s constituencies; demonstrated achievement in one or more fields; ability to function effectively in an oversight role; business understanding; and availability.

In approving candidates, the committee will also assure that: at least a majority of the directors are independent; as many as possible of the directors satisfy the financial literacy requirements for service on the audit committee; at least one of the directors qualifies as an “audit committee financial expert;” at least some of the independent directors have experience as senior executives of a public or substantial private company; and at least some of the independent directors have general familiarity with our company’s industry.

Further, the committee will seek to promote through the nomination process an appropriate diversity on the board of professional background, experience, expertise, perspective, age, gender, ethnicity and country of citizenship.

Shareholder Communications with Board Members

Our board of directors has provided the following process for shareholders to send communications to our board and/or individual directors. All communications from shareholders should be addressed to Granite City Food & Brewery Ltd., 5402 Parkdale Drive, Suite 101, Minneapolis, Minnesota 55416, Attention: Chief Financial Officer. Communications to individual directors may also be made to such director at our company’s address. All communications sent to a member of the audit committee or to any individual director will be received directly by such individuals and will not be screened or reviewed by any company personnel. Any communications sent to the board in the care of the Chief Financial Officer will be reviewed by the Chief Financial Officer to ensure that such communications relate to the business of the company before being reviewed by the board.

Board Member Attendance at Annual Meetings

All of our directors are expected to attend the annual meeting of shareholders. We generally hold a board meeting coincident with the shareholders’ meeting to minimize director travel obligations and facilitate their attendance at the shareholders’ meeting. All of our directors attended the 2005 annual meeting of shareholders.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our Chief Executive Officer and the other executive officers whose salary and bonus was at least $100,000 in the most recent fiscal year (the “Named Executive Officers”).

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position(1)	Year	Salary	Bonus	Other Annual Compensation(2)	Securities Underlying Options	All Other Compensation(3)
Steven J. Wagenheim(4)	2005	$226,346	$37,251	$7,803	150,000	$36,581
President, Chief Executive	2004	163,549	—	16,026	—	36,555
Officer and Director	2003	119,016	—	369	50,000	—
Timothy R. Cary	2005	$170,064	$11,531	$10,001	50,000	—
Chief Operating Officer-	2004	151,716	14,056	5,206	—	—
Restaurant Operations	2003	131,677	11,175	20,800	50,000	—
Monica A. Underwood	2005	$103,603	—	—	15,000	—
Corporate Controller	2004	95,874	—	—	—	—
and Corporate Secretary	2003	85,029	—	—	30,000	—
James J. Hughes	2005	$165,393	$11,539	$24,567	10,000	—
Former Senior Vice	2004	151,225	13,631	5,130	—	—
President of Operations	2003	20,452	2,154	554	100,000	—

       (1) Mr. Wagenheim has been an executive officer of ours since our inception in June 1997. Mr. Cary, Ms. Underwood and Mr. Hughes became executive officers in 2003. Mr. Hughes’ employment with our company ceased on July 18, 2006.

       (2) Other annual compensation reflects auto allowances, including excess mileage reimbursement which Mr. Cary received in 2003, Mr. Wagenheim received in 2004 and Mr. Hughes received in 2005.

       (3) Our board of directors agreed to compensate Mr. Wagenheim for his personal guarantees of loans entered into in August 2003 and January 2004. For more information on such arrangement, see “Certain Relationships and Related Transactions.”

       (4) Our board of directors established an annual salary for Mr. Wagenheim effective April 1, 2003. He received stock options as compensation for his services through March 30, 2003.

Option Grants in Last Fiscal Year

	Number of		Percent of Total
	Securities		Options Granted	Exercise or
Name	Underlying		to Employees	Base Price	Expiration
Steven J. Wagenheim	150,000	(1)	28.1%	$4.31	3/15/2015
Timothy R. Cary	50,000	(2)	9.4%	4.31	3/15/2015
Monica A. Underwood	15,000	(2)	2.8%	4.31	3/15/2015
James J. Hughes	10,000	(2)	1.9%	4.31	3/15/2015

       (1) Of this award, options to purchase 75,000 shares vested on March 15, 2005, options to purchase 50,000 shares will vest on March 15, 2007 and options to purchase the remaining 25,000 shares will vest on March 15, 2008.

       (2) One-third of these options vested on March 15, 2006, one-third will vest on March 15, 2007 and the remaining one-third will vest on March 15, 2008.

The following table sets forth information concerning the unexercised options held by the Named Executive Officers as of the end of the last fiscal year. No options were exercised by Named Executive

Officers during the last fiscal year. No stock appreciation rights were exercised by the Named Executive Officers during the last fiscal year or were outstanding at the end of that year.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

	Number of Securities Underlying Unexercised Options at FY-End		Value of Unexercised In-the-Money Options at FY-End(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Steven J. Wagenheim	175,000	100,000	$208,750	$53,250
Timothy R. Cary	238,000	75,000	363,510	44,250
Monica A. Underwood	47,500	20,000	104,600	10,650
James J. Hughes	50,000	60,000	100,500	104,100

       (1) Market value of underlying securities at fiscal year end ($4.67) minus the exercise price.

Employment Contracts and Termination of Employment, and Change-in-Control Arrangements

Employment Agreement with Steven J. Wagenheim

In June 2005, we entered into a three-year employment agreement with Steven J. Wagenheim, our President and Chief Executive Officer, who is also a director of our company. The agreement provided for a minimum base salary of $225,000, commencing January 1, 2005. In February 2006, we amended the compensatory arrangements under the agreement by adopting our 2006 CEO Compensation Plan. This plan provides for a base salary of $275,000, commencing January 1, 2006. Any salary increase for 2007 will be reviewed at a later date by our compensation committee, which will assess officer and company performance during 2006, with any future increase to be effective April 1, 2007.

The agreement establishes performance metrics for incentive cash compensation based on our annual business plan, whereby the amount of achievement against each objective will determine the level of incentive cash compensation. Such metrics are divided into four categories: (1) sales/revenue, (2) income from restaurant operations, (3) general and administrative expense control, and (4) earnings per share. In 2005, Mr. Wagenheim received cash incentive compensation of $37,251. Depending upon performance, Mr. Wagenheim’s cash incentive compensation for 2005 could have ranged from $0 for performance that achieved substantially less than target performance on all measures, to $90,000 for performance that achieved 100% of target performance on all measures, to $125,550 for performance that achieved substantially more than target performance on all measures. Under the 2006 CEO Compensation Plan, depending upon performance, Mr. Wagenheim’s cash incentive compensation for 2006 will range from $0 for performance that achieves substantially less than target performance on all measures, to $120,000 for performance that achieves 100% of target performance on all measures, to $167,400 for performance that achieves substantially more than target performance on all measures. Mr. Wagenheim’s performance is assessed pursuant to the foregoing measures on a quarterly basis. Half of any incentive cash compensation earned is paid quarterly and the remaining half of any incentive cash compensation is paid at year-end, following a performance versus plan reconciliation. Incentive cash compensation for 2007 will be reviewed by our compensation committee at a later date as the annual business plan is approved by the board of directors.

Mr. Wagenheim’s employment agreement provides that a severance payment equal to 18 months of base salary will be made if his employment is terminated in connection with a change of control, by our company without cause, or by the officer for good reason, including, but not limited to, a reduction of the officer’s compensation; a reduction of authority and responsibility; a relocation of place of employment; or a breach of the employment arrangement by our company. In addition, Mr. Wagenheim has agreed to certain nondisclosure provisions during the term of his employment and any time thereafter, and certain noncompetition and nonrecruitment provisions during the term of his employment and for a period of one year thereafter.

Employment Agreement with Peter P. Hausback

In August 2006, we entered into an at-will employment agreement with Peter P. Hausback that provides for Mr. Hausback to serve as our Chief Financial Officer and Principal Accounting Officer, commencing August 14, 2006. The agreement provides for a minimum annual base salary of $215,000. Mr. Hausback is also eligible to participate in any performance-based cash bonus or equity award plans for senior executives based upon goals established by the board or compensation committee after reasonable consultation with Mr. Hausback. The extent of Mr. Hausback’s participation in bonus plans for each of the years 2006 and 2007 will be up to $75,000 based upon performance of duties and achievement of performance targets.

The employment agreement provides that a severance payment equal to 12 months of base salary (and a pro-rata portion of any bonus earned as of the date of termination) will be made if Mr. Hausback’s employment is terminated in connection with a change of control, by our company without cause, or by the officer for good reason, including, but not limited to, a reduction of the officer’s compensation; a reduction of authority and responsibility; a relocation of place of employment; or a breach of the employment arrangement by our company. In addition to the foregoing severance payments, we have agreed to pay or reimburse Mr. Hausback for medical (COBRA) benefits for the period covered by the severance payments. In addition, Mr. Hausback has agreed to certain nondisclosure provisions during the term of his employment and any time thereafter, and certain noninterference and nonrecruitment provisions during the term of his employment and for a period of two years thereafter.

Employment Agreement with Daniel H. Bauer

In August 2005, we entered into an at-will employment agreement with Daniel H. Bauer that provided for Mr. Bauer to serve as our Chief Financial Officer and Principal Accounting Officer. In August 2006, Mr. Bauer resigned as our Chief Financial Officer and Principal Accounting Officer. Mr. Bauer’s employment agreement contained terms substantially equivalent to those contained in Mr. Hausback’s employment agreement, including substantially the same severance benefits. Because Mr. Bauer’s severance benefits were not yet effective and because his employment was not terminated in connection with a change of control, by our company without cause, or by the officer for good reason, as defined, Mr. Bauer was ineligible for severance benefits upon the termination of his employment.

NON-EMPLOYEE DIRECTOR COMPENSATION

On March 15, 2005, the compensation committee of the board of directors authorized a compensation arrangement with non-employee directors. Such arrangement addresses (1) annual retainer, (2) board meeting fees, (3) committee meeting fees, and (4) stock option awards. Pursuant to the arrangement, we estimate annual cash compensation for each non-employee director to be $9,250, based on attending four board meetings, one annual meeting of shareholders and three committee meetings. Non-employee directors will receive (1) an annual retainer of $6,000, paid quarterly on the first day of each quarter, (2) $500 per meeting for attending board meetings and the annual meeting of shareholders (or $250 per meeting for attendance telephonically), and (3) $250 per meeting for attending committee meetings (whether in person or telephonically). Non-employee directors will continue to receive automatic awards of stock options for the purchase of 15,000 shares of common stock per year under the 1997 Director Stock Option Plan.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The audit committee has appointed Schechter, Dokken, Kanter, Andrews & Selcer Ltd. as our independent registered public accounting firm for the fiscal year ending December 26, 2006. A proposal to ratify that appointment will be presented to shareholders at the meeting. If the shareholders do not ratify such appointment, the audit committee will consider selecting another firm of independent public accountants. Representatives of Schechter, Dokken, Kanter, Andrews & Selcer Ltd. are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance.

Schechter, Dokken, Kanter, Andrews & Selcer Ltd. provided audit and non-audit services to us in 2004 and 2005, the aggregate fees and expenses of which are shown below.

Audit and Non-Audit Fees

The following table presents fees for audit and other services provided by Schechter, Dokken, Kanter, Andrews & Selcer Ltd. for the years ended December 28, 2004, and December 27, 2005.

	Year Ended
	December 28,	December 27,
	2004	2005
Audit fees(1)	$59,408	$79,893
Audit-related fees(2)	6,000	11,436
Tax fees(3)	5,550	6,350
All other fees(4)	785	—
Total Fees	$71,743	$97,679

       (1) Audit fees consist of fees for services provided in connection with the audit of our financial statements and reviews of our quarterly financial statements.

       (2) Audit-related fees consist of assurance and related services that include, but are not limited to, internal control reviews, attest services not required by statute or regulation and consultation concerning financial accounting and reporting standards.

       (3) Tax fees consist of the aggregate fees billed for professional services rendered by Schechter, Dokken, Kanter, Andrews & Selcer Ltd. for tax compliance, tax advice, and tax planning.

       (4) All other fees consist of fees billed for time spent assisting us with a financing issue in 2004.

Pre-Approval Policies and Procedures

All services provided by our independent registered public accounting firm, Schechter, Dokken, Kanter, Andrews & Selcer Ltd., are subject to pre-approval by our audit committee. The audit committee has authorized each of its members to approve services by our independent registered public accounting firm in the event there is a need for such approval prior to the next full audit committee meeting. Any interim approval given by an audit committee member must be reported to the audit committee no later than its next scheduled meeting. Before granting any approval, the audit committee (or a committee member if applicable) gives due consideration to whether approval of the proposed service will have a detrimental impact on the independence of our independent registered public accounting firm. The audit committee pre-approved all services provided by Schechter, Dokken, Kanter, Andrews & Selcer Ltd. in our last fiscal year.

Recommendation

The audit committee recommends a vote for the ratification of the appointment of Schechter, Dokken, Kanter, Andrews & Selcer Ltd. as our independent registered public accounting firm for the fiscal year ending December 26, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Equipment Lease Financing from DHW Leasing, L.L.C.

On September 19, 2006, we entered into an Equipment Lease Commitment and Master Equipment Lease with DHW Leasing, L.L.C. relating to the lease of furniture, fixtures and equipment for future restaurants. Under the terms of the Equipment Lease Commitment, DHW has agreed to purchase and lease to us equipment costing up to $16 million to equip future restaurant locations. Each lease is expected to be for equipment costing a minimum of $800,000 and a maximum of $1.4 million per restaurant. Payments due DHW will be based upon a five-year amortization of the purchase price with interest equal to the DHW bank base rate plus a blended 5.4% rate. The bank base rate referred to is the actual interest rate charged by DHW’s lender with respect to term loan financing used to purchase equipment to be leased to us. The lease financing to be provided by DHW to us will be subject to the availability of financing commitments to DHW from its lenders. DHW has advised us that its lenders will be reviewing loan commitments annually. We and DHW have agreed upon a form of Master Finance Lease which provides, among other things, for a lease fee equal to 0.25% of the principal amount financed upon origination of each equipment lease. We have the option to purchase the leased equipment for $1.00 upon payment in full of all rent payments due under each lease. The equipment lease contains other customary terms and conditions. We are not obligated to enter into any equipment leases with DHW, although we intend to enter into equipment leases with DHW for the foreseeable future. DHW is not obligated to provide equipment leases for restaurants that are not developed and constructed by Dunham Capital Management, L.L.C.

The members of DHW are Donald A. Dunham, Jr., Charles J. Hey and Steven J. Wagenheim. Mr. Wagenheim is our President, Chief Executive Officer, one of our directors and the beneficial owner of approximately 11.6% of our common stock. Mr. Wagenheim owns a 20% membership interest in DHW and has agreed to personally guarantee 20% of DHW’s indebtedness to its lenders.

On August 28, 2006, our board and audit committee considered and approved the DHW proposal to provide up to $16,000,000 of equipment financing and Mr. Wagenheim made a disclosure of his interest in DHW. At the meeting, our board and audit committee approved the DHW proposal with understanding that Mr. Wagenheim’s participation in the income and profits of DHW would not exceed 3% of the average principal balance of the amount guarantied for the term of the guarantied debt. Mr. Wagenheim agreed to provide evidence to us of the amount guarantied.

Development Agreement

In October 2002, we entered into a development agreement with Dunham Capital Management L.L.C. for the development of restaurants. Dunham is controlled by Donald A. Dunham, Jr., who is a member of DHW and affiliate of Granite Partners, L.L.C., a beneficial owner of less than 2% of our securities. The development agreement gives Dunham the right to develop, construct and lease up to 22 restaurants for us prior to December 31, 2012. Dunham also has the right to sell the underlying land and building to third parties or to assign our leases. We are not bound to authorize the construction of restaurants during the term of the development agreement, but generally cannot use another developer to develop or own a restaurant as long as the development agreement is in effect. We can use another developer if Dunham declines to build a particular restaurant, if the agreement is terminated because of a default by Dunham, or if our company is sold or merged into another company. In the case of a merger or sale of our company, the development agreement may be terminated. As of September 27, 2006, eleven restaurants have been constructed for us under this development agreement.

In connection with the DHW transaction, we also entered into an amendment of our development agreement with Dunham. Under the terms of the amendment, in lieu of future adjustments to restaurant leases, lease rates would be increased by 10% commencing on the fifth anniversary of each lease and on each five-year anniversary thereafter. The future lease rate increases will apply to our leases under the development agreement in Omaha, Nebraska, Madison, Wisconsin and Roseville, Minnesota, as well as future leases.

Guarantees

Steven J. Wagenheim, our President, Chief Executive Officer, one of our directors and the beneficial owner of approximately 11.6% of our common stock, and William E. Burdick, one of our former directors, have personally guaranteed the lease on our restaurant in St. Cloud, Minnesota, and the lease on our restaurant in Sioux Falls, South Dakota. In July 2001, Messrs. Wagenheim, Burdick and Arthur E. Pew III, one of our directors and the beneficial owner of approximately 10.8% of our common stock, personally guaranteed the $1.5 million loan we obtained to finance our restaurant in Fargo, North Dakota. In connection with the guaranties of the loan, we entered into an agreement concerning guaranty with Messrs. Wagenheim, Burdick and Pew which provides, among other things, that our company, Mr. Wagenheim and Mr. Burdick, jointly and severally, agree to indemnify and hold Mr. Pew harmless from any liabilities which he may claim by reason of his guaranty of our indebtedness, and that we will indemnify Mr. Wagenheim and Mr. Burdick from any liabilities they may incur by reason of their guaranties of our indebtedness. We have further agreed that we will not, without Mr. Pew’s consent, modify the terms and conditions of the loan, default in payment of obligations under the loan agreement or incur additional indebtedness other than indebtedness under the loan, ordinary trade debt or other indebtedness incurred in the ordinary course of business, not to exceed $100,000 at any time. The agreement also contains other customary covenants and covenants that we will use our best efforts to refinance the $1.5 million of indebtedness by January 1, 2006 and that we will use our best efforts to obtain a release of Mr. Pew from the guaranty by that date. Because we did not release Mr. Pew from the obligation by January 1, 2006, we became obligated to pay him a monthly guaranty fee beginning in February 2006 in the amount of $1,000 until he was released from the obligation. Messrs. Burdick and Pew were released from their guaranties on the $1.5 million loan we obtained to finance our restaurant in Fargo, North Dakota, effective August 16, 2006.

At a meeting held in March 2004, our board of directors agreed to compensate Mr. Wagenheim for his personal guaranties of equipment loans entered into in August 2003 and January 2004. The amount of such compensation is calculated based on 3% of the weighted average daily balances of such loans at the end of each monthly accounting period. During fiscal year 2004 and 2005, we accrued $36,554 and $36,581 of such fees, respectively, and paid $21,660 and $25,000 of such fees, respectively.

In August 2006, we entered into a master lease agreement with Carlton Financial Corporation, an unrelated third party, pursuant to which we may finance lease up to $3,000,000 of equipment purchases for three future restaurant locations.  Mr. Wagenheim was required to personally guarantee payments to be made to Carlton under the lease financing.  We expect to pay a guaranty fee to Mr. Wagenheim calculated based on 3% of the weighted average daily balance of such guarantied lease indebtedness at the end of each monthly accounting period.

Other Transactions with Five Percent Owners and Directors

During the third quarter of 2004, Granite Partners, an entity over which Eugene E. McGowan, one of our directors, exercises control as a managing member, purchased 425,538 shares and warrants for the purchase of 170,215 shares for total consideration of $1,383,000. In addition, Whitebox Intermarket Partners, L.P., an unaffiliated third party, purchased 461,538 shares and warrants for the purchase of 184,615 shares for total consideration of $1,500,000. Due to the foregoing purchases, Granite Partners and Whitebox each became beneficial owners of more than 5% of our common stock. In October 2005, Whitebox purchased 83,047 shares and warrants for the purchase of 16,609 shares for total consideration of $400,000. As of fiscal year end 2005, Granite Partners owned less than 2% of our common stock and Whitebox owned approximately 5.4% of our common stock. Also in connection with our 2004 private placement, Bruce H. Senske, one of our directors, purchased 10,769 shares and warrants for the purchase of 4,308 shares for total consideration of $35,000 and Dermot F. Rowland, one of our directors, purchased 16,000 shares and warrants for the purchase of 6,400 shares for total consideration of $52,000.

Employment Agreements and Stock Option Awards

We have employment agreements with Steven J. Wagenheim, our President, Chief Executive Officer and one of our directors, and Peter P. Hausback, our Chief Financial Officer and Principal Accounting Officer. We formerly had an employment agreement with Daniel H. Bauer. You should review “Executive Compensation—Employment Contracts and Termination of Employment, and Change-in-Control Arrangements” for more information about such agreements. In connection with our entry into the foregoing agreements, we awarded non-qualified stock options to Messrs. Wagenheim, Hausback and Bauer. In particular, we issued (1) a ten-year option for the purchase of 150,000 shares, exercisable at $4.31 per share, to Mr. Wagenheim on March 15, 2005, (2) a ten-year option for the purchase of 175,000 shares, exercisable at $3.99 per share, to Mr. Hausback on August 14, 2006, and (3) a ten-year option for the purchase of 175,000 shares, exercisable at $5.00 per share, to Mr. Bauer on August 17, 2005. The option awarded to Mr. Wagenheim vests to the extent of 75,000 shares upon grant, 50,000 shares upon the second anniversary of the date of grant, and 25,000 shares upon the third anniversary of the date of grant. The options awarded to Messrs. Hausback and Bauer vest to the extent of 75,000 shares on the date such officer’s employment commenced, 50,000 shares upon the first anniversary of the date of employment, and 50,000 shares upon the second anniversary of employment. As noted above, Mr. Bauer resigned as our Chief Financial Officer and Principal Accounting Officer in August 2006. On February 22, 2006, in connection with our adoption of the 2006 CEO Compensation Plan, which serves to amend our employment agreement with Mr. Wagenheim, we awarded a ten-year non-qualified stock option to Mr. Wagenheim for the purchase of 100,000 shares, exercisable at $4.23 per share. This option vests in full on December 31, 2006.

General

All future transactions between us and our officers, directors and principal shareholders and their affiliates will be approved by the audit committee of our board of directors.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and shareholders are required by the SEC to furnish us with copies of all such reports. To our knowledge, based solely on a review of copies of reports filed with the SEC during the last fiscal year, all applicable Section 16(a) filing requirements were met, except that (a) one report on Form 4 setting forth the open market sale of 10,000 shares of common stock by one of our directors, Bruce H. Senske, on August 23, 2005, (b) one report on Form 4 setting forth the in-the-money exercise of 100 Class A Warrants by the spouse of one of our directors, Arthur E. Pew III, on December 1, 2005, and the in-the-money exercise of 200 Class A Warrants by trusts for Mr. Pew’s grandchildren on

December 1, 2005, and (c) one report on Form 4 setting forth the in-the-money exercise of 300 Class A Warrants by Mr. Pew on December 12, 2005, were not filed on a timely basis.

SHAREHOLDER PROPOSALS FOR
2007 ANNUAL MEETING

If a shareholder wishes to present a proposal for consideration for inclusion in the proxy materials for the next annual meeting of shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of Granite City Food & Brewery Ltd., 5402 Parkdale Drive, Suite 101, Minneapolis, Minnesota 55416, Attention: Monica A. Underwood, no later than May 30, 2007. All proposals must conform to the rules and regulations of the SEC. Under SEC rules, if a shareholder notifies us of his or her intent to present a proposal for consideration at the next annual meeting of shareholders after August 13, 2007, we, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in our proxy materials.

Our bylaws provide that in order for a shareholder to nominate a candidate for election as a director at an annual meeting of shareholders, the shareholder must generally notify us in writing at our principal address not later than 90 days in advance of such meeting. A copy of our bylaws may be obtained from Monica A. Underwood, Corporate Controller and Secretary, by written request to our principal address. Please refer to “Corporate Governance and Nominating Committee Procedures” for the procedures for nominating directors.

ANNUAL REPORT ON FORM 10-KSB

A copy of our annual report on Form 10-KSB for the fiscal year ended December 27, 2005, as filed with the SEC, including the financial statements thereto, accompanies the notice of annual meeting, this proxy statement and the related proxy card. We will furnish to any person whose proxy is being solicited any exhibit described in the exhibit index accompanying the Form 10-KSB, upon the payment, in advance, of fees based on our reasonable expenses in furnishing such exhibit. Requests for copies of exhibits should be directed to Monica A. Underwood, Corporate Controller and Secretary, at our principal address.

Sincerely,
GRANITE CITY FOOD & BREWERY LTD.

Steven J. Wagenheim
President and Chief Executive Officer
Minneapolis, Minnesota
September 27, 2006

GRANITE CITY FOOD & BREWERY LTD.

ANNUAL MEETING OF SHAREHOLDERS
October 25, 2006

3:00 p.m.

MINNEAPOLIS HILTON AND TOWERS

1001 Marquette Avenue

Minneapolis, Minnesota 55403

Granite City Food & Brewery Ltd.	proxy

5402 Parkdale Drive, Suite 101

Minneapolis, Minnesota 55416

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Granite City Food & Brewery Ltd., a Minnesota corporation, hereby acknowledges receipt of the notice of annual meeting of shareholders and proxy statement, each dated September 27, 2006, and hereby appoints Steven J. Wagenheim and Peter P. Hausback, or either of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of shareholders of Granite City Food & Brewery Ltd. to be held at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota 55403, on October 25, 2006, at 3:00 p.m. central time, or at any adjournment or postponement thereof, and to vote, as designated below, all shares of common stock of Granite City Food & Brewery Ltd. which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

See reverse for voting instructions

Please detach here

1. To elect six directors for the ensuing year and until their successors shall be elected and duly qualified.		FOR all nominees listed at left (except as marked to the contrary below) ☐	WITHHOLD AUTHORITYto vote for all nominees listed at left ☐
01 Steven J. Wagenheim	04 Bruce H. Senske
02 Arthur E. Pew III	05 Eugene E. McGowan
03 James G. Gilbertson	06 Dermot F. Rowland

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. To ratify the appointment of Schechter, Dokken, Kanter, Andrews & Selcer Ltd. as our independent registered public accounting firm for the fiscal year ending December 26, 2006.		☐ For ☐ Against ☐ Abstain

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE,  THIS PROXY WILL BE VOTED  FOR  PROPOSALS 1 AND 2.  ABSTENTIONS WILL BE COUNTED TOWARDS THE EXISTENCE OF A QUORUM.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.			Dated: ___________________, 2006

Address change? Mark Box ☐ Indicate changes below:

Signature(s) in Box

(If there are co-owners both must sign)

Please sign exactly as name appears on this proxy.  When shares are held by joint tenants, both should sign.  If signing as attorney, executor, administrator, trustee or guardian, please give full title as such and, if not previously furnished, a certificate or other evidence of appointment should be furnished.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by an authorized person.